Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 2026 relating to the financial statements, which is incorporated by reference in the Registration Statement on Form S-3 (File No. 333-295992) of Silence Therapeutics plc. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-3 (File No. 333-295992) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom

August 11, 2026